EXHIBIT 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT, CONSENT AND WAIVER

This Fourth Amendment to Credit Agreement, Consent and Waiver (this “Fourth Amendment”) is entered into as of July 30, 2014 by and among ITT EDUCATIONAL SERVICES, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

RECITALS

A.           The Borrower, the financial institutions from time to time party thereto as lenders (the “Lenders”) and Administrative Agent are party to that certain Credit Agreement dated as of March 21, 2012, as amended by the First Amendment thereto dated as of March 31, 2014, the Second Amendment thereto dated as of May 29, 2014 and the Third Amendment thereto dated as of June 30, 2014 (the “Credit Agreement”).  Unless otherwise specified herein, capitalized terms used in this Fourth Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.           The Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and grant certain consents and waivers, on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Credit Agreement.  The Credit Agreement is amended as follows:

(a)           The defined term “Collateral” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“Collateral” means all properties, rights, interests and privileges from time to time subject to Liens granted to the Administrative Agent, or any security trustee therefor, by the Security Documents.

(b)           The final sentence of the defined term “Commitment” in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “September 30, 2014” used therein and replacing it with “October 31, 2014”.

(c)           The defined term “Credit Documents” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“Credit Documents” means this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each promissory note, if any, delivered pursuant to Section 2.10(e), the Mortgages, the Subsidiary Guaranty, the Security Documents, each amendment or waiver hereof or hereunder and each other document or agreement executed and delivered from time to time by any Credit Party in connection with or pursuant to the terms of this Agreement or any other Credit Document.

(d)           The defined term “Liquidity” in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to “$75,000,000” therein and replacing it with “$98,000,000”.

(e)           The defined term “Significant Regulatory Event” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“Significant Regulatory Event” means, as the context may require, (a) failure of the Borrower or any Material Subsidiary to maintain its status as an “eligible institution,” as defined in 34 C.F.R. Sections 600.2 and 600.5, (b) a failure of the Borrower or any Material Subsidiary to maintain its eligibility to participate in Title IV Programs (including, without limitation, suspension or termination in Title IV funding, or a delay of more than five days in receipt of Title IV funding following notice to Borrower from the DOE that the DOE intends to implement funding delays), or (c) a failure of the Borrower or any Material Subsidiary to maintain in effect any of its Accreditations, which failure of any of the types described in clauses (a), (b) and (c) (each a “Relevant Failure”), when taken together with all other such failures of any of the types described in clauses (a), (b) or (c) occurring during the fiscal quarter in which such Relevant Failure occurred (the “Relevant Quarter”) and the three fiscal quarters of the Borrower immediately preceding the Relevant Quarter, affects educational institutions of the Borrower or any Material Subsidiary which, in aggregate, (x) contributed more than 20% of the consolidated EBITDA of the Borrower and its Subsidiaries for the most recent four complete fiscal quarters of the Borrower or (y) comprise more than 20% of the consolidated Total Assets of the Borrower and is Subsidiaries as of the end of the most recent complete fiscal quarter of the Borrower.

(f)           Section 1.01 of the Credit Agreement is amended by adding the following definitions in appropriate alphabetical order:

“Mortgage” or “Mortgages” means, individually and collectively, as the context requires, each of the fee mortgages, deeds of trust and deeds executed by a Credit Party that purport to grant a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Creditors in any Mortgaged Properties, in form and substance satisfactory to the Administrative Agent.

“Mortgaged Property” means Real Property of a Credit Party listed on Schedule 3.05 and any other Real Property of a Credit Party that is or will become encumbered by a Mortgage in favor of the Administrative Agent in accordance with the terms of this Agreement.

“Mortgaged Property Support Documents” means with respect to the fee interest of the Borrower or Subsidiary Guarantor in any Real Property:

(a)	a fully executed and notarized Mortgage encumbering the fee interest of such Borrower or Subsidiary Guarantor in such Real Property;

(b)
if requested by the Administrative Agent or the Syndication Agent, maps or plats of any as-built survey of the sites of such Real Property certified to the Administrative Agent and the title insurance company issuing the policies referred to in clause (c) of this definition in a manner satisfactory to the Administrative Agent or the Syndication Agent requesting same and such title insurance company, dated a date satisfactory to each of the Administrative Agent or the Syndication Agent requesting same and such title insurance company by an independent professional licensed land surveyor;

(c)
ALTA mortgagee title insurance policies issued by a title insurance company acceptable to the Administrative Agent or the Syndication Agent requesting same with respect to such Real Property, assuring the Administrative Agent that the Mortgage covering such Real Property creates a valid and enforceable first priority mortgage lien on such Real Property, free and clear of all defects and encumbrances except Permitted Encumbrances, which title insurance policies shall otherwise be in form and substance satisfactory to the Administrative Agent or the Syndication Agent requesting same and shall include such endorsements as are requested by the Administrative Agent or Syndication Agent requesting same;

(d)
evidence as to (i) whether such Real Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) and (ii) if such Real Property is a Flood Hazard Property, (A) whether the community in which such real property is located is participating in the National Flood Insurance Program, (B) the applicable Credit Party’s written acknowledgment of receipt of written notification from the Administrative Agent or Syndication Agent (1) as to the fact that such Real Property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of insurance policies or certificates of insurance of the Borrower and its Subsidiaries evidencing flood insurance satisfactory to the Administrative Agent or Syndication Agent requesting same and naming the Administrative Agent and its successors and/or assigns as sole lender’s loss payee on behalf of the Lenders;

(e)
if requested by the Administrative Agent or the Syndication Agent, an environmental assessment report, as to such Real Property, in form and substance and from professional firms reasonably acceptable to the Administrative Agent or the Syndication Agent requesting same;

(f)
if requested by the Administrative Agent or the Syndication Agent, evidence reasonably satisfactory to the Administrative Agent or Syndication Agent requesting same that such Real Property, and the uses of such Real Property, are in compliance in all material respects with all applicable zoning Laws (the evidence submitted as to which should include the zoning designation made for such Real Property, the permitted uses of such Real Property under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks);

(g)
if requested by the Administrative Agent or the Syndication Agent, satisfactory evidence as to the valuation of such Real Property from a third party source reasonably acceptable to the Administrative Agent or the Syndication Agent requesting same; and

(h)
if requested by the Administrative Agent or the Syndication Agent, an opinion of legal counsel to the Credit Party granting the Mortgage on such Real Property, addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent or the Syndication Agent requesting same.

 “Real Property” of any Person means such Person’s fee ownership interest in land, improvements and fixtures.

“Syndication Agent” means Bank of America, N.A.

(g)           Section 2.06(b) of the Credit Agreement is hereby amended by deleting the reference to “$80,000,000” therein and replacing it with “$98,000,000”, and further amended by deleting the reference to “September 30, 2014” therein and replacing it with “October 31, 2014”.

(h)           Section 2.06(j) of the Credit Agreement is hereby deleted and replaced with the following:

(j)           Cash Collateralization.  If (i) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII, (ii) any Letter of Credit shall have an expiration date after the Maturity Date, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 103% of the face amount of such Letter of Credit, on the date five Business Days prior to the Maturity Date, (iii) any Letter of Credit shall be issued after July 30, 2014, concurrently with the issuance thereof (or, with respect to Letters of Credit issued prior to July 30, 2014, upon the earlier to occur of December 31, 2014 and receipt of any net cash proceeds required to be applied as cash collateral pursuant to Section 2.11(c)), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 103% of the face amount of such Letter of Credit; provided, that this clause (iii) shall not be applicable to the DOE Letter of Credit until December 31, 2014 (except to the extent of any net cash proceeds required to be applied as cash collateral pursuant to Section 2.11(c)).  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.  If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(f), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, the total Revolving Credit Exposure would not exceed the total Commitments and no Default shall have occurred and be continuing.  If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.20(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Commitments of the non-Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.  If the Borrower is required to provide cash collateral pursuant to clause (iii) above or pursuant to Section 2.11(c), such cash collateral (to the extent not applied as aforesaid) shall, following any cancellation, termination, expiry, or reduction of the face amount of any corresponding Letter of Credit  (in whole or in part) be applied to repay outstanding Revolving Loans until repaid in full and thereafter returned to the Borrower, but solely to the extent that, after giving effect to such repayment and/or return, the Administrative Agent shall continue to hold 103% of the amount available to be drawn under all Letters of Credit; further provided that any amounts so applied to repay Revolving Loans or returned to the Borrower shall be accompanied by a corresponding pro rata reduction of the Commitment of each Lender.  The Borrower shall deliver such agreements as the Administrative Agent shall request with respect to establishing any cash collateral arrangements for Letters of Credit required by this Agreement.

(i)           Section 2.11 of the Credit Agreement is hereby amended by adding a new clause (c) as follows:

(c)           In the event and on each occasion that any net cash proceeds are received by or on behalf of the Borrower or any Material Subsidiary in connection with any sale, transfer, lease or other disposition of Mortgaged Property, including in connection with any Sale and Leaseback Transaction, or any mortgage financing or similar transaction with respect to Mortgaged Property, such net cash proceeds shall be applied within three (3) Business Days of receipt thereof as follows (i) first, to be delivered to the Administrative Agent to cash collateralize all outstanding Letters of Credit until such time as the Administrative Agent holds cash collateral equaling 103% of the face amount of such Letters of Credit in the manner described in Section 2.06(j), and (ii) second, to repay outstanding Revolving Loans which repayments shall be accompanied by a corresponding pro rata reduction of the Commitment of each Lender.

(j)           Section 3.05 of the Credit Agreement is hereby amended by adding a new clause (c) as follows:

(c)           All Real Property having a fair market value in excess of $1,000,000 owned by the Borrower or any of the Subsidiary Guarantors is set forth on Schedule 3.05 and attached as Exhibit A to that certain Fourth Amendment to Credit Agreement, Consent and Waiver dated as of July 30, 2014 among the Borrower and the Lenders party thereto.

(k)             Section 5.01(d) of the Credit Agreement is hereby deleted and replaced by adding new clauses (d) and (e) as follows:

(d)           deliver to the Administrative Agent a monthly cash flow budget for the upcoming 12 month period, which shall be reasonably acceptable to the Administrative Agent, on the first Business Day following the end of each month commencing on August 1, 2014, and on the first Business Day of each month thereafter; and

(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

(l)           Section 5.11 of the Credit Agreement is hereby deleted and replaced with the following:

Section 5.11 Further Assurances; etc.  (a) The Borrower will, and will cause each of the Subsidiary Guarantors to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents and Mortgages as the Administrative Agent may reasonably require to assure the creation and continuation of perfected security interests in the Collateral and as are generally consistent with the terms of this Agreement, the Security Documents and Mortgages.  Furthermore, the Borrower will, and will cause its Subsidiary Guarantors to, deliver to the Administrative Agent such opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent to assure compliance with this Section 5.11.

(m)           Article V of the of the Credit Agreement is hereby amended by adding a new Section 5.12 as follows:

SECTION 5.12  Real Property.  (a) If any Borrower or Subsidiary Guarantor acquires a fee ownership interest in any Real Property and such Real Property has a fair market value in excess of $1,000,000, it shall provide to the Administrative Agent or the Syndication Agent requesting same within sixty (60) days (or such extended period of time as agreed to by the Administrative Agent or the Syndication Agent requesting same), the Mortgaged Property Support Documents and other such deliverables as the Administrative Agent or the Syndication Agent reasonably may request for such Real Property in writing, and cause such Real Property to be subject at all times to a perfected Lien (subject in each case to Liens permitted by Section 6.02) in favor of the Administrative Agent for the benefit of the Secured Creditors to secure the Secured Obligations; provided, that notwithstanding the foregoing, with respect to Real Property owned on July 30, 2014 and set forth on Schedule 3.05, the foregoing conditions must be satisfied within sixty (60) days (or such extended period of time as agreed to by the Administrative Agent or the Syndication Agent requesting same) of receipt of written request for same from the Administrative Agent or the Syndication Agent (it being understood and agreed that as of July 30, 2014, the Administrative Agent has requested in writing the deliverables set forth in clauses (a), (c) and (d) of the definition of Mortgaged Property Support Documents with respect to such Real Property).

(n) Section 6.01(m) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(m)           other secured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding; and

(o) Section 6.02(l) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Liens not described in clauses (a) through (k) above to secure Indebtedness, obligations or liabilities in the aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

(p) Section 6.03(b)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iii) other Asset Dispositions for fair market value and adequate cash purchase consideration as reasonably determined by the Administrative Agent; provided that (w) at the time of such Asset Disposition, no Default shall exist or would result from such Asset Disposition, (x) the aggregate net book value of all property disposed of in reliance on this clause (iii) shall not exceed $5,000,000 in the aggregate during the period from July 30, 2014 through the term of this Agreement, (y) immediately before and after giving effect to such Asset Disposition, the financial covenants set forth in Section 6.12 (a), (b) and (c), determined on a pro forma basis, shall not exceed the limits specified in Section 6.12 (a), (b) and (c); further provided, that the restrictions set forth in this clause (iii) shall not be applicable to any Asset Disposition of Mortgaged Property to the extent such Asset Disposition generates net cash proceeds of at least 75% of the appraised value of such Mortgaged Property (which in the case of the Mortgaged Property listed on Schedule 3.05 shall be the value set forth on the relevant appraisal delivered to the Administrative Agent in July of 2014 or any subsequent appraisal requested by the Administrative Agent or the Syndication Agent), and all net cash proceeds are applied in accordance with Section 2.11(c),

(q) Section 6.03 of the Credit Agreement is hereby amended by adding the following as the ultimate sentence thereof.

Notwithstanding the foregoing or any other provision of this Agreement or any other Loan Document to the contrary, neither the Borrower nor any other Credit Party shall transfer any Real Property to any Subsidiary which is not a Credit Party.

(r) Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 6.11  Sale and Leaseback Transactions. The Borrower shall not, nor shall it permit any Material Subsidiary to, enter into any Sale and Leaseback Transaction, other than Sale and Leaseback Transactions for fair market value and adequate cash purchase consideration as reasonably determined by the Administrative Agent (it being understood and agreed that any Sale and Leaseback Transaction of Mortgaged Property generating net cash proceeds of at least 75% of the appraised value of such Mortgaged Property (which in the case of the Mortgaged Property listed on Schedule 3.05 shall be the value set forth on the relevant appraisal delivered to the Administrative Agent in July of 2014 or any subsequent appraisal requested by the Administrative Agent or the Syndication Agent), shall be deemed to be for fair market value and adequate cash purchase consideration, without further determination by the Administrative Agent) in respect of which the net cash proceeds received in connection therewith does not exceed $125,000,000 in the aggregate during the term of this Agreement, determined on a consolidated basis for the Borrower and its Material Subsidiaries.

(s) Clause (o) of Article VII of the Credit Agreement is hereby deleted and placed with the following:

(o)           Security Documents and Mortgages.  Any Security Document or Mortgage shall cease to be in full force and effect, or shall cease to give the Administrative Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby, or any of the Borrower, any Subsidiary Guarantor, or any other Subsidiary shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Security Document or Mortgage and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document or Mortgage; or

(t) Section 8.08 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 8.08  Other Titles.  No Lender identified in this Agreement as a “Documentation Agent” or a “Syndication Agent” (except as otherwise expressly set forth herein with regards to matters relating to Mortgaged Property) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Administrative Agent in this Article VIII.

(u) Section 9.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 9.14  Release of Liens and Guarantees.  Without limiting the foregoing, if any Collateral or any Subsidiary is sold in a transaction permitted hereunder, including without limitation, any Asset Disposition of Mortgaged Property permitted by Section 6.03(b)(iii) or Sale and Leaseback Transaction of Mortgaged Property permitted by Section 6.11  (excluding sales to the Borrower or a Subsidiary thereof) or is financed by Indebtedness permitted by this Agreement, (a) such Collateral shall be sold or financed free and clear of the Liens created by the Pledge Agreement, any Security Document, or any Mortgage, subject in the case of an Asset Disposition of Mortgaged Property, a Sale and Leaseback Transaction of Mortgaged Property, or a financing of Mortgaged Property to the Administrative Agent’s receipt of such evidence as the Administrative Agent may reasonably request that such transaction is permitted hereunder, and (b) in the case of such a sale of a Subsidiary Guarantor, such Subsidiary Guarantor and its subsidiaries shall be released from the Subsidiary Guaranty and, in each case, the Administrative Agent shall take any actions deemed appropriate or necessary in order to effect the foregoing (including, without limitation, executing and delivering Lien terminations, Mortgage releases or satisfactions or other releases), and the Administrative Agent agrees to take such actions, it being understood and agreed that the authorization to take such actions is granted to the Administrative Agent by the Lenders.

(v) The final sentence of Schedule 2.01 of the Credit Agreement is hereby amended by deleting the phrase “September 30, 2014” used therein and replacing it with “October 31, 2014”.

2. Consents.

(a)           Notwithstanding anything to the contrary in Sections 5.01(a) or 5.01(c) of the Credit Agreement, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows described in Section 5.01(a) of the Credit Agreement, and the certificate of a Financial Officer of the Borrower as described in Section 5.01(c) of the Credit Agreement, in each case, as of and for the fiscal year ending December 31, 2013, required to be furnished by the Borrower to the Administrative Agent and each Lender pursuant to Sections 5.01(a) and 5.01(c) of the Credit Agreement, are required to be furnished by September 15, 2014.

(b)           Notwithstanding anything to the contrary in Sections 5.01(b) or 5.01(c) of the Credit Agreement, the internally prepared consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows described in Section 5.01(b) of the Credit Agreement, and the certificate of a Financial Officer of the Borrower as described in Section 5.01(c) of the Credit Agreement, in each case, as of and for the fiscal quarters ending March 31, 2014, required to be furnished by the Borrower to the Administrative Agent and each Lender pursuant to Sections 5.01(b) and 5.01(c), are required to be furnished by September 15, 2014.

(c) Notwithstanding anything to the contrary in Sections 5.01(b) or 5.01(c) of the Credit Agreement, the internally prepared consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows described in Section 5.01(b) of the Credit Agreement, and the certificate of a Financial Officer of the Borrower as described in Section 5.01(c) of the Credit Agreement, in each case, as of and for the fiscal quarters ending June 30, 2014, required to be furnished by the Borrower to the Administrative Agent and each Lender pursuant to Sections 5.01(b) and 5.01(c), are required to be furnished by September 30, 2014.

3. Waivers.  The Administrative Agent and the Lenders hereby waive the following Defaults or Event of Defaults:

(a) any violation of the covenants in Section 5.01(b), Section 5.06, and Section 5.07 of the Credit Agreement, and any Event of Default under Article VII (c) and (e) of the Credit Agreement, solely to the extent that such violations or Events of Default relate to or arise from inaccuracies in, or adjustments to, the financial statements for the fiscal quarters ending March 31, 2013, June 30, 2013, and September 30, 2013 delivered pursuant to Section 5.01(b) of the Credit Agreement;

(b)  any violation of the covenants in Section 5.03 and Section 5.07 of the Credit Agreement, and any Event of Default under Article VII (c) and (e) of the Credit Agreement with respect thereto, solely to the extent that such violations or Events of Default relate to or arise from the Borrower’s failure to file audited financial statements for the fiscal year ending December 31, 2013 and compliance audits of its institutions’ administration of federal student financial aid programs with the DOE on or before June 30, 2014;

(c) any violation of the covenant in Section 5.01(c) of the Credit Agreement and any Event of Default under Article VII(c) and (d) of the Credit Agreement with respect thereto, solely to the extent it results from or is related to the matters described in clauses (a) or (b) above; and

(d) any violation of Section 5.02(b) of the Credit Agreement and any Event of Default under Article VII (c) and (d) of the Credit Agreement with respect thereto,  solely to the extent it results from or is related to the matters described in clauses (a) through (c) above.

The Borrower hereby acknowledges and agrees that the waivers set forth in this Section 3 shall not in any way waive or limit the rights of the Lenders to request from the Borrower any additional interest or fees owed to them under the Loan Documents as a result of any discrepancy between the Leverage Ratio reported for fiscal quarters ending after February 28, 2013, and the actual Leverage Ratios for such fiscal quarters.

4. Representations and Warranties of the Borrower.  The Borrower represents and warrants that:

(a) This Fourth Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) After giving effect to this Fourth Amendment, each of the representations and warranties of the Credit Parties set forth in the Credit Documents are true and correct in all material respects (except that any such representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect are true and correct in all respects) on and as of the date hereof, other than any such representations and warranties that specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (except that any such representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects).

(c) After giving effect to this Fourth Amendment, no Default has occurred and is continuing.

5. Effectiveness.  This Amendment shall become effective upon the execution and delivery hereof by the Borrower, the Administrative Agent and the Required Lenders, and when the following additional conditions have been satisfied:

(a) Each of the Subsidiary Guarantors has executed and delivered a Reaffirmation of Guaranty and Security Documents in the form of Exhibit B hereto

(b) The Borrower shall have paid (i) to the Administrative Agent for the account of each Lender consenting to this Fourth Amendment an amendment fee equal to .10% of such Lender’s Commitment as of the date hereof after giving effect to this Fourth Amendment, (ii) to the Administrative Agent for its own account any other agreed fees relating hereto, which fees shall be deemed fully earned and non-refundable on the date hereof, and (iii) to Winston & Strawn LLP all outstanding legal fees and expenses in connection with this Fourth Amendment and the other Loan Documents.

6. Reference to and Effect Upon the Credit Agreement.

(a)           Except as specifically set forth above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(b)           The execution, delivery and effectiveness of this Fourth Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement, except as specifically set forth herein.  Upon the effectiveness of this Fourth Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c)           This Fourth Amendment shall constitute a Credit Document.

7. Costs and Expenses.  The Borrower hereby affirms its obligation under Section 9.03 of the Credit Agreement to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation and administration of this Fourth Amendment (whether or not the transactions contemplated hereby shall be consummated).

8. Governing Law.  This Fourth Amendment shall be construed in accordance with and governed by the law of the State of New York.

9. Headings.  Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment for any other purposes.

10. Counterparts.  This Fourth Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Fourth Amendment by email or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

11. Release of Claims. The Borrower and the other Credit Parties hereby releases, remises, acquits and forever discharges each Lender, the Administrative Agent and each L/C Issuer and each of their respective employees, agents, representatives, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of any or in any way connected to this Amendment or the other Credit Documents (collectively, the “Released Matters”).  The Borrower and each other Credit Party each hereby acknowledges that the agreements in this Section 11 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.  The Borrower and each other Credit Party each hereby represents and warrants to each Lender, Agent and each L/C Issuer that it has not purported to transfer, assign or otherwise convey any right, title or interest of the Borrower or any other Credit Party in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

THE BORROWER AND EACH OTHER CREDIT PARTY AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THIS AMENDMENT.  THE BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY CIVIL CODE OR ANY SIMILAR LAW, TO THE EXTENT SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS.  TO THE EXTENT THAT SUCH LAWS MAY BE APPLICABLE, THE BORROWER AND EACH OTHER CREDIT PARTY WAIVES AND RELEASES ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OR ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF THEIR WAIVERS OR RELEASES HEREUNDER.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date and year first above written.

ITT EDUCATIONAL SERVICES, INC.

By:   /s/ Daniel M. Fitzpatrick
Name: Daniel M. Fitzpatrick
Title: EVP CFO

JPMORGAN CHASE BANK, N.A.,
as a Lender and as the Administrative Agent

By:   /s/ Matt Kolarik
Name: Matt Kolarik
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:   /s/ Jonathan M. Phillips
Name: Jonathan M. Phillips
Title: Senior Vice President

REGIONS BANK, as a Lender

By:   /s/ J. Richard Baker
Name: J. Richard Baker
Title: Senior Vice President

Associated Bank, National Association, as a Lender

By:   /s/ Paul Korrison
Name: Paul Korrison
Title: Senior Vice President

KeyBank, NA, as a Lender

By:   /s/ Brian D. Smith
Name: Brian D. Smith
Title: Senior Vice President

[other Lenders], as a Lender

By:   /s/ Josh Bailey
Name: Josh Bailey
Title: VP – Citizens Bank

The Northern Trust Company,
[other Lenders], as a Lender

By:   /s/ Olga Georgiev
Name: Olga Georgiev
Title: Senior Vice President

[other Lenders], as a Lender

By:   /s/ Paul D. Burch
Name: Paul D. Burch, Fifth Third Bank
Title: Vice President
7/30/14

EXHIBIT A

Schedule 3.05

ITT/ESI Owned Properties

	State	Campus

1)	Idaho	Boise
2)	Missouri	Kansas City
3)	New York	Liverpool
4)	Ohio	Dayton
5)	Washington	Spokane Valley
6)	Michigan	Troy
7)	Tennessee	Nashville
8)	Texas	San Antonio
9)	Wisconsin	Green Bay
10)	Wisconsin	Greenfield
11)	Alabama	Bessemer
12)	Georgia	Kennesaw
13)	Illinois	Orland Park
14)	Missouri	Earth City
15)	Texas	Webster
16)	California	San Bernardino
17)	California	San Dimas
18)	Michigan	Swartz Creek
19)	Michigan	Wyoming
20)	Ohio	Maumee
21)	Ohio	Youngstown
22)	Tennessee	Cordova
23)	Texas	Houston
24)	Texas	Richardson
25)	Florida	Lake Mary
26)	Florida	Tampa
27)	Indiana	Indianapolis
28)	Indiana	Fort Wayne
29)	Indiana	Newburgh
30)	Indiana	Carmel HQ

EXHIBIT B

REAFFIRMATION OF GUARANTY AND SECURITY DOCUMENTS

The undersigned acknowledges receipt of a copy of Fourth Amendment to Credit Agreement, Consent and Waiver dated as of July 30, 2014, consents to such amendment and consents to each of the transactions referenced therein and hereby reaffirms its obligations under the Subsidiary Guaranty and the Security Documents.

Dated as of July 30, 2014

ESI SERVICE CORP.

By:   _________________________________
Name:
Title: